Exhibit 21

                       LIST OF SUBSIDIARIES OF REGISTRANT

Subsidiary of Registrant

1.       Iron Mountain Records Management, Inc.
         (in California, also does business as Metro Records Management) State of incorporation -- Delaware

Subsidiaries of Iron Mountain Records Management, Inc.

1. Metro Business Archives, Inc. (doing business at Metro Business Archives) State of incorporation -- New York

2.     Criterion Atlantic Property, Inc.
       State of incorporation -- Delaware

3.     Criterion Property, Inc.
       State of incorporation -- Delaware

4.     Critical Files Security, Inc.
       State of incorporation -- Florida

5.     Hollywood Property, Inc.
       State of incorporation -- California

6.     IM San Diego, Inc.
       State of incorporation -- Delaware

7.     Iron Mountain Consulting Services, Inc.
       State of incorporation -- Delaware

8.     Iron Mountain Data Protection Services, Inc.
       State of incorporation -- Massachusetts

9.     Iron Mountain Records Management of Maryland, Inc.
       State of incorporation -- Delaware

10.    Iron Mountain Records Management of Ohio, Inc.
       State of incorporation -- Delaware

11.    Iron Mountain Wilmington, Inc.
       State of incorporation -- Delaware

12.    Iron Mountain Records Management of Missouri LLC
       State of organization -- Delaware

13.    Iron Mountain Records Management of Boston, Inc.
       State of incorporation -- Massachusetts

14.    Data Archive Services, Inc.
       State of incorporation -- Delaware

15.    Iron Mountain Records Management of Minnesota, Inc.
       State of incorporation -- Delaware


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16.    Iron Mountain Records Management of Michigan, Inc.
       State of incorporation -- Delaware